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                                                                   EXHIBIT 99.01
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FOR IMMEDIATE RELEASE


                                            FOR MORE INFORMATION CONTACT:

                                            Mark C. Brown, Senior Vice President
                                            and Chief Financial Officer
                                            (703) 247-2514

                                            Sonya Udler, Vice President,
                                            Corporate Communications
                                            (703) 247-2517
                                            sonya.udler@strayer.edu


           STRAYER EDUCATION, INC. ANNOUNCES MANAGEMENT REORGANIZATION


ARLINGTON, Va., April 23, 2004 - Strayer Education, Inc. (Nasdaq: STRA) today announced a management reorganization which includes the creation of two new positions: Vice President of Campus Operations and Vice President of Online Operations. Both positions have been filled by internal candidates. James McCoy, previously a Regional Director at Strayer, has been appointed to the position of Vice President of Campus Operations. Pamela Bell, previously Director of Strayer University Online, has been appointed as Vice President of Online Operations. The new positions will report directly to Robert S. Silberman, Chairman and Chief Executive Officer of Strayer Education, Inc. In addition, the company announced that Scott W. Steffey, Executive Vice President and Chief Operating Officer, has resigned from his position to spend more time with his family and pursue other interests. Steffey will continue to serve as Chairman of Strayer University's Board of Trustees, helping to ensure that the University upholds its tradition of providing both academic excellence and educational opportunities for working adults.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 20,000 working adult students at 27 campuses in 7 states in the eastern United States and worldwide via the Internet through Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.


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This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.










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